Exhibit 99.1

Human Nutrition & Health | Animal Nutrition & Health | Specialty Products

Balchem Corporation Reports Second Quarter 2024 Financial Results

Montvale, NJ, July 26, 2024 - Balchem Corporation (NASDAQ: BCPC) reported today financial results for its 2024 fiscal second quarter ended June 30, 2024. The Company reported quarterly net sales of $234.1 million, quarterly net earnings of $32.1 million, adjusted EBITDA(a) of $62.3 million, and free cash flow(a) of $38.4 million.

Ted Harris, Chairman, President and CEO of Balchem said, "We delivered solid second quarter financials with record earnings from operations and adjusted EBITDA. I am particularly pleased with the excellent performance in our Human Nutrition and Health and Specialty Products segments, both delivering strong sales and earnings growth.”

Second Quarter 2024 Financial Highlights:
•Net sales were $234.1 million, an increase of 1.2% compared to the prior year quarter.
•Adjusted EBITDA was a record $62.3 million, an increase of 5.0% from the prior year quarter.
•GAAP net earnings were $32.1 million, an increase of 6.5% from the prior year quarter.
•GAAP earnings per share of $0.98 compared to $0.93 in the prior year quarter and record adjusted earnings per share(a) of $1.09 compared to $1.06 in the prior year quarter.
•Cash flows from operations were $45.0 million for the second quarter of 2024, with quarterly free cash flow(a) of $38.4 million.
•Strong sales growth and record earnings from operations in both our Human Nutrition and Health and Specialty Product segments.

Recent Highlights:
•On May 20th, Balchem launched a new product, Optifolin+®, which is a patented, choline-enriched, bioactive, reduced folate ingredient that supports cellular health at all stages of life. Optifolin+® is biologically active, which means that it is readily available for transport and use in the human body and tissues, making Optifolin+® an excellent choice to meet Vitamin B9 recommended requirements.
•Strong cash flows in the second quarter enabled us to make repayments on our revolving debt of $35.0 million, bringing our net debt to $202.8 million, with an overall leverage ratio on a net debt basis of 0.9 times.

Mr. Harris said, "I am excited about the recent launch of Optifolin+® and our continued focus on bringing innovative solutions for the health and nutritional needs of the world. Optifolin+® adds to our already strong Minerals and Nutrients portfolio that includes leading brands such as VitaCholine®, K2Vital®, Albion® Minerals, and OptiMSM®.”
Mr. Harris continued, "We continue to make good progress on our strategic initiatives while delivering solid financial results. I am very pleased with our performance in the first half of 2024 and look forward to the remainder of the year."

5 Paragon Drive Montvale, NJ 07645 balchem.com	p.845.326.5600 f. 845.326.5702

Balchem Corporation (NASDAQ:BCPC)

Results for Period Ended June 30, 2024 (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$234,081	$231,252	$473,740	$463,792
Gross margin	82,994	77,349	164,508	150,519
Operating expenses	37,197	34,513	77,035	73,275
Earnings from operations	45,797	42,836	87,473	77,244
Interest and other expenses	4,571	4,436	9,397	9,725
Earnings before income tax expense	41,226	38,400	78,076	67,519
Income tax expense	9,157	8,290	17,021	14,699
Net earnings	$32,069	$30,110	$61,055	$52,820

Diluted net earnings per common share	$0.98	$0.93	$1.87	$1.63

Adjusted EBITDA(a)	$62,270	$59,317	$123,136	$115,674
Adjusted net earnings(a)	$35,577	$34,441	$69,161	$65,022
Adjusted net earnings per common share(a)	$1.09	$1.06	$2.12	$2.01

Shares used in the calculations of diluted and adjusted net earnings per common share	32,649	32,434	32,638	32,424

(a)	See “Non-GAAP Financial Information” for a reconciliations of GAAP and non-GAAP financial measures.

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Balchem Corporation (NASDAQ:BCPC)

Financial Results for the Second Quarter of 2024:

The Human Nutrition & Health segment generated sales of $147.9 million, an increase of $12.3 million, or 9.0%, compared to the prior year quarter. The increase was primarily driven by higher sales within the minerals and nutrients business. Record earnings from operations for this segment of $33.4 million increased $5.9 million, or 21.3%, compared to $27.5 million in the prior year quarter, primarily due to the aforementioned higher sales, a favorable mix, and certain lower manufacturing input costs, partially offset by higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations(a) for this segment were $37.4 million, compared to $31.8 million in the prior year quarter, an increase of 17.6%.
The Animal Nutrition & Health segment generated quarterly sales of $49.6 million, a decrease of $11.8 million, or 19.2%, compared to the prior year quarter. The decrease was driven by lower sales in both the monogastric and ruminant species markets. Second quarter earnings from operations for this segment of $2.7 million decreased $5.0 million, or 64.9%, compared to $7.7 million in the prior year quarter, primarily due to the aforementioned lower sales, partially offset by certain lower manufacturing input costs. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $3.0 million compared to $7.6 million in the prior year quarter, a decrease of 61.1%.

The Specialty Products segment generated quarterly sales of $35.1 million, an increase of $2.4 million, or 7.2%, compared to the prior year quarter, primarily due to higher sales in the performance gases business. Earnings from operations for this segment were a record $11.2 million, compared to $9.3 million in the prior year comparable quarter, an increase of $1.9 million, or 20.8%, primarily driven by the aforementioned higher sales and certain lower manufacturing input costs, partially offset by higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $12.3 million, compared to $10.5 million in the prior year quarter, an increase of 17.1%.
Record quarterly consolidated gross margin of $83.0 million increased by $5.6 million, or 7.3%, compared to $77.3 million for the prior year comparable period. Gross margin as a percentage of sales was 35.5% as compared to 33.4% in the prior year period, an increase of 210 basis points, primarily due to a favorable mix and decreases in certain manufacturing input costs. Operating expenses of $37.2 million for the quarter increased $2.7 million from the prior year comparable quarter, primarily due to the impact of favorable adjustments to transaction costs in the prior year and higher charges related to outside services, partially offset by the impact of restructuring-related impairment charges in the prior year. Excluding non-cash operating expenses associated with amortization of intangible assets of $4.6 million, operating expenses were $32.6 million, or 13.9% of sales.
Interest expense was $4.2 million and $5.2 million in the second quarters of 2024 and 2023, respectively. The decrease in interest expense was primarily due to lower outstanding borrowings, partially offset by higher interest rates. Our effective tax rates for the three months ended June 30, 2024 and 2023 were 22.2% and 21.6%, respectively. The higher effective tax rate was primarily due to lower tax benefits from stock-based compensation and certain higher state taxes, partially offset by certain lower foreign taxes.
Second quarter cash flows provided by operating activities were $45.0 million and free cash flow was $38.4 million. The $206.8 million of net working capital on June 30, 2024 included a cash balance of $63.7 million. Significant cash payments during the quarter included repayments on the revolving loan of $35.0 million, income taxes paid of $18.2 million, and capital expenditures and intangible assets acquired of $6.9 million.

Ted Harris said, “The Balchem team delivered solid second quarter financial results, once again highlighting the resilience of our business model. Two of our three reporting segments are performing very well, with both our Human Nutrition and Health segment and Specialty Products segment delivering record earnings from operations, which are more than offsetting the challenges we are experiencing in our Animal Nutrition and Health segment. We are well positioned in the markets we serve and remain confident in the long-term growth outlook for our company as we continue to focus on progressing our strategic growth initiatives in 2024 and beyond.”

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Balchem Corporation (NASDAQ:BCPC)

Quarterly Conference Call

A quarterly conference call will be held on Friday, July 26, 2024, at 11:00 AM Eastern Time (ET) to review second quarter 2024 results. Ted Harris, Chairman, President and CEO and Martin Bengtsson, CFO will host the call. We invite you to listen to the conference by calling toll-free 1-877-407-8289 (local dial-in 1-201-689-8341), five minutes prior to the scheduled start time of the conference call. The conference call will be available for replay three hours after the conclusion of the call through end of day Friday, August 9, 2024. To access the replay of the conference call, dial 1-877-660-6853 (local dial-in 1-201-612-7415), and use conference ID #13747779.

Segment Information

Balchem Corporation reports three business segments: Human Nutrition & Health, Animal Nutrition & Health, and Specialty Products. The Human Nutrition & Health segment delivers customized food and beverage ingredient systems, as well as key nutrients into a variety of applications across the food, supplement and pharmaceutical industries. The Animal Nutrition & Health segment manufactures and supplies products to numerous animal health markets. Through Specialty Products, Balchem provides specialty-packaged chemicals for use in healthcare and other industries, and also provides chelated minerals to the micronutrient agricultural market. Sales and production of products outside of our reportable segments and other minor business activities are included in "Other and Unallocated".

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our expectation or belief concerning future events that involve risks and uncertainties. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," “likely,” "estimate," "forecast," "outlook," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Actions and performance could differ materially from what is contemplated by the forward-looking statements contained in this release. Factors that might cause differences from the forward-looking statements include those referred to or identified in Balchem’s Annual Report on Form 10-K for the year ended December 31, 2023 and other factors that may be identified elsewhere in this release or in our other SEC filings. Reference should be made to such factors and all forward-looking statements are qualified in their entirety by the above cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Jacqueline Yarmolowicz, Balchem Corporation (Telephone: 845-326-5600)

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Balchem Corporation (NASDAQ:BCPC)

Selected Financial Data (unaudited)
($ in 000’s)

Business Segment Net Sales:	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Human Nutrition & Health	$147,928	$135,669	$300,672	$268,322
Animal Nutrition & Health	49,557	61,329	103,478	126,218
Specialty Products	35,094	32,726	66,707	64,957
Other and Unallocated (b)	1,502	1,528	2,883	4,295
Total	$234,081	$231,252	$473,740	$463,792

Business Segment Earnings Before Income Taxes:	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Human Nutrition & Health	$33,367	$27,499	$66,624	$45,934
Animal Nutrition & Health	2,693	7,662	4,753	17,160
Specialty Products	11,228	9,298	19,427	17,244
Other and Unallocated (b)	(1,491)	(1,623)	(3,331)	(3,094)
Interest and other expenses	(4,571)	(4,436)	(9,397)	(9,725)
Total	$41,226	$38,400	$78,076	$67,519

(b) Other and Unallocated consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation and corporate expenses that have not been allocated to a segment. Unallocated corporate expenses consist of: (i) Transaction and integration costs of $132 and $572 for the three and six months ended June 30, 2024, respectively, and $651 and $1,216 for the three and six months ended June 30, 2023, respectively, and (ii) Unallocated amortization expense of $0 and $0 for the three and six months ended June 30, 2024, respectively, and $0 and $312 for the three and six months ended June 30, 2023, respectively, related to an intangible asset in connection with a company-wide ERP system implementation.

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Balchem Corporation (NASDAQ:BCPC)

Selected Balance Sheet Items
(Dollars in thousands)	June 30, 2024	December 31, 2023
	(unaudited)

Cash and Cash Equivalents	$63,738	$64,447
Accounts Receivable, net	123,400	125,284
Inventories	117,099	109,521
Other Current Assets	15,919	14,990
Total Current Assets	320,156	314,242

Property, Plant & Equipment, net	272,539	276,039
Goodwill	770,026	778,907
Intangible Assets with Finite Lives, net	176,102	191,212
Right of Use Assets	18,445	19,864
Other Assets	17,698	16,947
Total Non-current Assets	1,254,810	1,282,969

Total Assets	$1,574,966	$1,597,211

Current Liabilities	$113,322	$148,491
Revolving Loan	266,569	309,569
Deferred Income Taxes	49,956	52,046
Other Long-Term Obligations	32,755	33,121
Total Liabilities	462,602	543,227

Stockholders' Equity	1,112,364	1,053,984

Total Liabilities and Stockholders' Equity	$1,574,966	$1,597,211

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Balchem Corporation (NASDAQ:BCPC)

Balchem Corporation
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net earnings	$61,055	$52,820
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	26,174	27,074
Stock compensation expense	8,636	8,518
Other adjustments	(1,106)	(2,647)
Changes in assets and liabilities	(16,379)	(15,936)
Net cash provided by operating activities	78,380	69,829

Cash flows from investing activities:
Capital expenditures and intangible assets acquired	(13,788)	(17,880)
Cash paid for acquisitions, net of cash acquired	—	(341)
Proceeds from the sale of assets	272	1,881
Proceeds from settlement of net investment hedge	—	2,740
Investment in affiliates	(80)	(72)
Net cash used in investing activities	(13,596)	(13,672)

Cash flows from financing activities:
Proceeds from revolving loan	26,000	13,000
Principal payments on revolving loan	(69,000)	(48,000)
Principal payments on finance lease	(111)	(110)
Proceeds from stock options exercised	9,682	3,826
Dividends paid	(25,568)	(22,869)
Purchase of common stock	(5,213)	(3,924)
Net cash used in financing activities	(64,210)	(58,077)

Effect of exchange rate changes on cash	(1,283)	2,216

(Decrease) increase in cash and cash equivalents	(709)	296

Cash and cash equivalents, beginning of period	64,447	66,560
Cash and cash equivalents, end of period	$63,738	$66,856

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Balchem Corporation (NASDAQ:BCPC)

Non-GAAP Financial Information

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures in this press release include adjusted gross margin, adjusted earnings from operations, adjusted net earnings and the related adjusted per diluted share amounts, EBITDA, adjusted EBITDA, adjusted income tax expense, and free cash flow. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain other items related to acquisitions, certain equity compensation, nonqualified deferred compensation plan expense (income), and certain one-time or unusual transactions. Detailed non-GAAP adjustments are described in the reconciliation tables below and also explained in the related footnotes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

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Balchem Corporation (NASDAQ:BCPC)

Table 1
Reconciliation of Non-GAAP Measures to GAAP
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of adjusted gross margin
GAAP gross margin	$82,994	$77,349	$164,508	$150,519
Inventory valuation adjustment (1)	—	217	—	1,419
Amortization of intangible assets and finance lease (2)	707	662	1,411	1,343
Restructuring costs (3)	—	120	—	120
Adjusted gross margin	$83,701	$78,348	$165,919	$153,401

Reconciliation of adjusted earnings from operations
GAAP earnings from operations	$45,797	$42,836	$87,473	$77,244
Inventory valuation adjustment (1)	—	217	—	1,419
Amortization of intangible assets and finance lease (2)	5,303	6,952	11,705	14,302
Transaction and integration costs (4)	41	(7,349)	481	(5,184)
Restructuring costs (3)	—	6,266	—	6,266
Nonqualified deferred compensation plan expense (5)	113	244	516	481
Adjusted earnings from operations	$51,254	$49,166	$100,175	$94,528

Reconciliation of adjusted net earnings
GAAP net earnings	$32,069	$30,110	$61,055	$52,820
Inventory valuation adjustment (1)	—	217	—	1,419
Amortization of intangible assets and finance lease (2)	5,375	7,024	11,849	14,446
Transaction and integration costs (4)	41	(7,349)	481	(5,184)
Restructuring costs (3)	—	6,266	—	6,266
Income tax adjustment (6)	(1,908)	(1,827)	(4,224)	(4,745)
Adjusted net earnings	$35,577	$34,441	$69,161	$65,022

Adjusted net earnings per common share - diluted	$1.09	$1.06	$2.12	$2.01

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Balchem Corporation (NASDAQ:BCPC)

Table 2
(unaudited)

Reconciliation of GAAP Net Earnings to EBITDA and to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net earnings - as reported	$32,069	$30,110	$61,055	$52,820
Add back:
Provision for income taxes	9,157	8,290	17,021	14,699
Interest and other expenses	4,571	4,436	9,397	9,725
Depreciation and amortization	12,433	13,355	26,030	26,930
EBITDA	58,230	56,191	113,503	104,174
Add back certain items:
Non-cash compensation expense related to equity awards	3,886	3,748	8,636	8,518
Inventory valuation adjustment (1)	—	217	—	1,419
Transaction and integration costs (4)	41	(7,349)	481	(5,184)
Restructuring costs (3)	—	6,266	—	6,266
Nonqualified deferred compensation plan expense (5)	113	244	516	481
Adjusted EBITDA	$62,270	$59,317	$123,136	$115,674

Table 3
(unaudited)

Reconciliation of GAAP Effective Income Tax Rate to Non-GAAP Effective Income Tax Rate
(Dollars in thousands)

	Three Months Ended June 30,
	2024	Effective Tax Rate	2023	Effective Tax Rate
GAAP Income Tax Expense	$9,157	22.2%	$8,290	21.6%
Impact of ASU 2016-09 (7)	620		448
Adjusted Income Tax Expense	$9,777	23.7%	$8,738	22.8%

	Six Months Ended June 30,
	2024	Effective Tax Rate	2023	Effective Tax Rate
GAAP Income Tax Expense	$17,021	21.8%	$14,699	21.8%
Impact of ASU 2016-09 (7)	1,327		844
Adjusted Income Tax Expense	$18,348	23.5%	$15,543	23.0%

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Balchem Corporation (NASDAQ:BCPC)

Table 4
(unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$44,992	$34,991	$78,380	$69,829
Capital expenditures, proceeds from the sale of assets, and settlement of net investment hedge	(6,602)	(3,280)	(13,175)	(12,892)
Free cash flow	$38,390	$31,711	$65,205	$56,937

(1) Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company's cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to our cost of sales excludes the expected profit margin component that is recorded under business combination accounting principles. We believe the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

(2) Amortization of intangible assets and finance lease: Amortization of intangible assets and finance lease consists of amortization of customer relationships, trademarks and trade names, developed technology, regulatory registration costs, patents and trade secrets, capitalized loan issuance costs, other intangibles acquired primarily in connection with business combinations, an intangible asset in connection with a company-wide ERP system implementation, and one finance lease. We record expense relating to the amortization of these intangibles and finance lease in our GAAP financial statements. Amortization expenses for our intangible assets and finance lease are inconsistent in amount and are significantly impacted by the timing and valuation of an acquisition. Consequently, our non-GAAP adjustments exclude these expenses to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

(3) Restructuring costs: Expenses related to a reorganization of the business.

(4) Transaction and integration costs: Transaction and integration costs related to acquisitions and divestitures are expensed in our GAAP financial statements. Management excludes these items for the purposes of calculating Adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(5) Nonqualified deferred compensation plan (income) expense: Gains and losses on rabbi trust assets related to our nonqualified deferred compensation plan are recorded in other (income) expense while the offsetting increases or decreases to the deferred compensation liability are recorded within earnings from operations. The increases and decreases in the deferred compensation liability are driven by market volatility and are not a true reflection of company performance. We believe excluding these amounts from our non-GAAP financial measures is useful to investors because these items are inconsistent in amount based on market conditions causing comparison of current and historical financial results to be difficult. Adjustments have been made to the prior period presentation to conform with the current period presentation.

(6) Income tax adjustment: For purposes of calculating adjusted net earnings and adjusted diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the taxable and deductible non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. Additionally, the income tax adjustment is adjusted for the impact of adopting ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” and uses our non-GAAP effective rate applied to both our GAAP earnings before income tax expense and non-GAAP adjustments described above. See Table 3 for the calculation of our non-GAAP effective tax rate.

(7) Impact of ASU 2016-09: The primary impact of ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"), was the recognition during the three and six months ended June 30, 2024 and 2023, of excess tax benefits as a reduction to the provision for income taxes and the classification of these excess tax benefits in operating activities in the consolidated statement of cash flows instead of financing activities.

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